Exhibit 10.1

EXECUTION COPY

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Purchase and Sale Agreement”) is made and entered into as of August 10, 2006 (the “Effective Date”), by and between Richardson Electronics, Ltd., a Delaware corporation (“Purchaser”); Portside Growth and Opportunity Fund, a Cayman Islands exempted company (“Seller”); and solely for purposes of Sections 5, 6, 9, 10, 11, 13, 15, 16, 17, 18, 20 and 21 hereof, Ramius Capital Group, LLC, a Delaware limited liability company (“Ramius,” and collectively with Purchaser and Seller, the “Parties”). Capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in that certain Indenture (the “Indenture”), dated as of November 21, 2005, by and among Purchaser, Law Debenture Trust Company of New York, a New York banking corporation, as Trustee (the “Trustee”) and J.P. Morgan Trust Company, National Association, a national banking association, as Registrar, Paying Agent and Conversion Agent.

WITNESSETH:

WHEREAS, pursuant to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of November 21, 2005, by and among Purchaser and the Buyers (as defined therein), Purchaser issued $25,000,000 in aggregate principal amount of 8.0% Convertible Senior Subordinated Notes due 2011 (the “Notes”);

WHEREAS, the Notes are governed by the terms of the Indenture;

WHEREAS, Seller originally purchased and is currently the beneficial owner of $6,000,000 in aggregate principal amount of the Notes (the “Portside Notes”); and

WHEREAS, Seller desires to sell the Portside Notes to Purchaser upon the terms and conditions stated herein (the “Transaction”).

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.     Transaction. The Transaction shall be consummated within 30 days of the Effective Date, or within 120 days of the Effective Date if Purchaser provides to Seller within 30 days of the Effective Date an irrevocable, non-contingent letter of credit (the “Letter of Credit”) from JP Morgan Chase & Co. (or one of its affiliates) (“J.P. Morgan”), or a financial institution selected by the Purchaser and accepted by the Seller, which acceptance shall not be unreasonably denied, and issued in an amount equal to the Closing Payment (as defined below) (the “Closing Date”). If the Purchaser elects to issue a Letter of Credit pursuant to this Paragraph 1 and such Letter of Credit is to be collateralized, the Parties agree that the Letter of Credit will be issued under the Amended and Restated Revolving Credit Agreement among the Purchaser (and certain of its affiliates) and J.P. Morgan (and certain of its affiliates), dated as of October 29, 2004, as amended. On the Closing

Date, Purchaser shall tender the Closing Payment (as defined below) to Seller and Seller shall immediately transfer and assign the Portside Notes to Purchaser (the “Closing”).

2.     Encumbrances. The Portside Notes shall be transferred to Purchaser free and clear of any and all deficiencies in ownership, including but not limited to encumbrances, charges, claims, liens, pledges and security interests.

3.     Consideration for Purchase and Forbearance. The total consideration (the “Consideration”) payable by Purchaser to Seller in exchange for the Portside Notes shall be the aggregate sum of $6,420,000, payable as follows:

a.

Execution Payment. Purchaser shall pay the sum of $180,000 (the “Execution Payment”) to Seller upon the execution of this Purchase and Sale Agreement by wire transfer of immediately available funds to the account set forth on Annex A. In the event Purchaser elects to close within 120 days of the Effective Date and provides a Letter of Credit, Purchaser will increase the Execution Payment by $60,000 to $240,000 (and pay such increase by wire transfer of immediately available funds to the account set forth on Annex A at the time of the provision of such Letter of Credit) and the Closing Payment will be reduced by the corresponding amount.

b.

Closing Payment. Subject to adjustment pursuant to paragraph 3(a) above, Purchaser shall pay the sum of $6,240,000 (the “Closing Payment”) to Seller upon consummation of the Transaction in accordance with the terms of this Purchase and Sale Agreement.

4.     Forbearance. In consideration of the payments described in Paragraph 3 above, Seller agrees to permanently forebear from asserting any breaches, defaults, events of default, or right to acceleration or taking any other action seeking damages or repayment with respect to the Notes, the Indenture governing the Notes, the Securities Purchase Agreement through which the Notes were originally issued, or any related document (the “Forbearance”); provided, however, any other provision of this Purchase and Sale Agreement notwithstanding, Seller shall have no obligation to continue to forbear, and shall in no way be prejudiced by any prior forbearance pursuant to this paragraph, if the Purchaser does not deliver the Closing Payment on the Closing Date as contemplated herein. The Forbearance shall expressly include any directions to the Trustee under the Indenture governing the Notes to assert any breach, default, event of default or right to acceleration.

5.     Confidentiality. Each Party agrees to treat as confidential and not to disclose either the negotiation or existence of this Purchase and Sale Agreement; except to each Party’s agents that have need to know and have confidentiality obligations to such party and except by Seller as may be required by law, rule or regulation; provided, however, that Purchaser will disclose publicly through a Form 8-K or other periodic report filed with the Securities and Exchange Commission (the “SEC”) all material information Purchaser deems required or desirable to be disclosed. Purchaser will disclose the existence and material terms of this Purchase and Sale Agreement no later than four

(4) business days after the Effective Date and will file this Purchase and Sale Agreement as an exhibit to such Form 8-K or other periodic report including such disclosure.

6.     No Other Purchaser Securities. Seller and Ramius each represent that Seller’s ownership of the Portside Notes represents the only Purchaser debt securities it, or its “affiliates”, holds and covenants and agrees that: (i) except pursuant to this Purchase and Sale Agreement, it, and its affiliates, shall not sell any convertible debt securities issued by Purchaser; and (ii) it, and its affiliates, will not acquire any convertible debt securities issued by Purchaser except to close any short positions; provided, however, that, in the event Seller, Ramius or any of their affiliates becomes a holder of such convertible debt securities inadvertently or in connection with a larger portfolio purchase which could not reasonably exclude Purchaser’s convertible debt securities, Seller or Ramius shall provide written notice to Purchaser of such holdings, will use commercially reasonable efforts to promptly liquidate, or cause to be liquidated, such position in such convertible debt securities and for the period of time it, or its affiliate, remains a holder of such convertible debt securities neither Seller nor Ramius nor any of their affiliates shall assert any breaches, defaults, acceleration or events of default or the taking of any other action seeking repayment with respect to the debt securities described above, indentures governing such debt securities or any related documents. For purposes of this Purchase and Sale Agreement, “affiliates” means any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Seller or Ramius.

7.	Waivers.

a.

Seller shall waive any and all breaches, defaults, events of default with respect to the Notes, the Indenture governing the Notes, the Securities Purchase Agreement through which the Notes were originally issued, any other document related to the Notes, which shall have been executed as of the Effective Date, and which may arise through the Closing Date, and any claim or cause of action related to its ownership of any of Purchaser debt securities, equity securities or other securities other than the Notes, which may arise through the Closing Date (“Waiver”), which will be non-revocable and shall become automatically effective without further action of any party. In consideration of such Wavier, Purchaser shall pay Seller a fee of 2% of the $6,000,000 aggregate principal amount of the Portside Notes (i.e., $120,000) (“Waiver Fee”) upon execution of this Purchase and Sale Agreement by wire transfer of immediately available funds to the account set forth on Annex A. Upon receipt of the Waiver Fee, the Seller shall promptly execute and deliver to the Purchaser the certificate of waiver attached hereto as Exhibit A (the “Certificate of Waiver”). If, prior to Closing, any other holder or the Trustee of the Notes issues a notice of default or acceleration with respect to the Notes, or otherwise seeks the repayment of the Notes after the Effective Date, then Seller shall vote its interests in the Portside Notes in favor of a waiver of such event of default.

b.	If Purchaser seeks to obtain a waiver consent from a majority of the holders of the aggregate principal amount of Notes for purposes of a waiver under Section 6.04 of the Indenture (an “Indenture Waiver”), Purchaser may provide the Certificate of Waiver or other evidence of the Waiver to the Trustee for purposes of effecting such Indenture Waiver on the condition that, within 10 days of the Indenture Waiver becoming effective, Purchaser shall offer (the “Offer”) to pay any holders of the Notes that have not already provided a consent to an Indenture Waiver, a one-time fee of 2% of the aggregate principal amount of such holder’s Notes in exchange for a waiver that is equivalent to the Waiver, provided, however, that the Purchaser shall not be obligated to make the Offer to any holder that has previously been given the opportunity to provide a waiver on substantially the same terms as the Offer. Purchaser may limit the Offer to a time period of not less than 15 days from the date of such offer.

8.     Limitation on Purchaser Representations. Each Seller acknowledges and agrees that, except as expressly set forth in Paragraph 12 below, Purchaser makes no representations or warranties of any kind. Each Seller acknowledges and agrees that as of the Effective Date, the Closing Date, or any other date subsequent to the Effective Date of this Purchase and Sale Agreement, Purchaser may be in possession of material nonpublic information, and Seller expressly waives any and all remedies regarding Purchaser’s possession of material nonpublic information (“Excluded Information”) as such relates to this Purchase and Sale Agreement and the transactions contemplated thereby; provided, however, that the Excluded Information, if any, does not affect, in any material respect, the truth or accuracy of the representations or warranties of Purchaser in this Agreement.

9.     Remedies. If any Party fails, neglects or refuses to fulfill its obligations hereunder in accordance herewith, the other Party shall be entitled to seek specific performance, damages and any other rights or remedies allowed by law.

10.  Costs. Purchaser, Seller and Ramius shall pay their own respective costs and expenses incidental to this Purchase and Sale Agreement and the transactions contemplated hereby.

11.  Seller’s and Ramius’s Representations. In order to induce Purchaser to enter into this Purchase and Sale Agreement, Seller makes the following representations and warranties set forth in (a)-(d) below, and Ramius makes the following representations and warranties set forth in (a)-(b) below, each of which is true and correct on the date hereof and shall be true and correct as of the Closing, if any:

a.	Seller and Ramius are duly organized, validly existing and in good standing in the jurisdictions referenced in the preamble to this Purchase and Sale Agreement.

b.

This Purchase and Sale Agreement has been duly authorized, executed and delivered by Seller and Ramius and constitutes their valid and binding obligation, enforceable against Seller and Ramius in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

c.

Seller (or their respective authorized representative) is a “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and has evaluated the merits and risks of entering into this Purchase and Sale Agreement, without reliance upon any statements from representatives of the Purchaser other than the Purchaser’s representations and warranties contained in Paragraphs 9 and 13 and based on such information as Seller has deemed appropriate, and made its own analysis and decision to enter into this Purchase and Sale Agreement in light of these risks and uncertainties. Seller has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in this Purchase and Sale Agreement and the terms hereof and to make an informed decision with respect to entering into this Purchase and Sale Agreement.  Seller acknowledges that the Purchaser is relying on the truth and accuracy of the foregoing representations and warranties in entering into this Purchase and Sale Agreement.

d.

Seller is the beneficial owner and the sole legal owner of and has good and valid title to the Portside Notes set forth in Paragraph 3 above for such Seller, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto.  Seller has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of its Portside Notes, or (ii) other than to any entity that, directly or indirectly, controls Seller, given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Portside Notes.

12.  Purchaser’s Representations. In order to induce Seller to enter into this Purchase and Sale Agreement, Purchaser makes the following representations and warranties, each of which representations and warranties is true and correct on the date hereof and shall be true and correct as of the Closing, if any:

a.	Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

b.

The Purchase and Sale Agreement has been duly authorized, executed and delivered by Purchaser and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

13.  Binding Agreement. This Purchase and Sale Agreement shall be binding on and shall inure to the benefit of the Parties and to their respective heirs, administrators, executors, personal representatives, successors and assigns.

14.  Assignment. Seller may not assign its rights and interests hereunder without the prior written consent of Purchaser. Purchaser may not assign its rights and interests hereunder without the prior written consent of Seller, provided however, that the Purchaser may assign its right to purchase the Portside Notes hereunder without the prior written consent of Seller (it being understood, however, that no such assignment shall limit or otherwise affect Purchaser’s obligations hereunder).

15.  Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Purchase and Sale Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in the City of Chicago and the City of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Purchase and Sale Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Purchase and Sale Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

16.  Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given on the date such notice is delivered personally or sent by registered or certified mail (postage pre-paid) or sent by facsimile, and addressed as set forth below:

EXECUTION COPY

a.	If to Purchaser:

Richardson Electronics, Ltd.

40W267 Keslinger Road

LaFox, Illinois 60147-0393

Telephone:	(630) 208-2200
Facsimile:	(630) 208-2950
Attention:	Legal Department

with a copy to:

Bryan Cave LLP

One Metropolitan Square

211 North Broadway, Suite 3600

St. Louis, Missouri 63102-2750

Telephone:	(314) 259-2000
Facsimile:	(314) 259-2020
Attention:	Brendan Johnson, Esq.

b.	If to Seller or Ramius:

Portside Growth & Opportunity Fund

c/o Ramius Capital Group, L.L.C

666 Third Avenue, 26th Floor

New York, New York 10017

Telephone: (212) 845-7955

Facsimile: 212) 201-4802

Attention: Jeffrey Smith

Owen Littman

with a copy to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Attention: Eleazer N. Klein, Esq.

Each of the Parties may change the address to which notices are to be addressed by giving the other Parties notice in the manner herein set forth.

EXECUTION COPY

17.   Entire Agreement. This Purchase and Sale Agreement constitutes the entire undertaking between the Parties, and supersedes any and all prior agreements, arrangements and understandings between the Parties. This Purchase and Sale Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any such change is sought.

18.  Severability. If any of the provisions of this Purchase and Sale Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate this entire Purchase and Sale Agreement. Instead, this Purchase and Sale Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Purchase and Sale Agreement at the time of execution of this Purchase and Sale Agreement.

19.  Termination. If the Purchaser does not deliver the Closing Payment on the Closing Date as contemplated herein, then (i) this Purchase and Sale Agreement shall be terminated, (ii) the Seller shall be entitled to retain the Execution Payment and the Waiver Fee, (iii) the Waiver shall remain in full force and effect and (iv) the parties shall have no further obligation to one another, provided, that, in such event, Seller may seek to compel Purchaser to deliver the Closing Payment in exchange for the Portside Notes as contemplated by Paragraph 3(b) above.

20.  Further Assurances. From time to time, as and when requested by any of the Parties, each of the Parties shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such requesting Party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Purchase and Sale Agreement, including, but not limited to additional documentation as may be requested by the Trustee in connection with the delivery to the Trustee of the Certificate of Waiver; provided, that, such actions shall be consistent with the terms of this Purchase and Sale Agreement.

21.  Counterparts. This Purchase and Sale Agreement may be executed in two or more counterparts, each of which shall constitute an original.

[Signature Page Follows]

IN WITNESS WHEREOF the parties hereto have executed and delivered this Purchase and Sale Agreement the day and year first above mentioned.

Purchaser: RICHARDSON ELECTRONICS, LTD. By: /s/ Edward J. Richardson Name: Edward J. Richardson Title: Chairman of the Board & Chief Executive Officer	Seller: Portside Growth and Opportunity Fund By: /s/ Jeffrey C. Smith Name: Jeffrey C. Smith Title: Authorized Signatory
With respect to Sections 5, 6, 9, 10, 11, 13, 15, 16, 17, 18, 20 and 21 only. Ramius: Ramius Capital Group, LLC By: /s/ Jeffrey M. Solomon Name: Jeffrey M. Solomon Title: Authorized Signatory